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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
For Further Information Contact:

Joanna Bolles                                           Ken Peters
Breakaway Solutions, Inc.                               PAN Communications, Inc.
617-960-3458                                            978-474-1900
JBOLLES@BREAKAWAY.COM                                   kpeters@pancomm.com

BREAKAWAY SOLUTIONS ANNOUNCES

CLOSING OF $39 MILLION PRIVATE PLACEMENT



                  ADDITIONAL CAPITAL TO DRIVE CONTINUED GROWTH

           OF LEADING FULL SERVICE PROVIDER TO THE GROWING ENTERPRISE


BOSTON, MA -- MAY 30, 2000 -- Breakaway Solutions, Inc. (NASDAQ: BWAY), a leading Full Service Provider (FSP) of integrated strategy, e-business implementation and application hosting solutions to growing enterprises, today announced that it has closed a private placement of 1.5 million shares of its Common Stock with various mutual funds managed by Putnam Investments.

The purchasing funds included the Putnam OTC and Emerging Growth Fund, the Putnam New Century Growth Fund, and the Putnam Voyager Fund II.

The proceeds of the sale will be used for Breakaway Solutions' general corporate purposes, continuing to fuel its rapid growth -- specifically, its international expansion initiatives, the growth and rapid acceleration of Breakaway Solutions' application hosting solutions group, and the further development of Breakaway Solutions' MarketMover(TM) and wireless platforms. In addition, the company expects to continue making investments in Breakaway Solutions' brand development.

"The ability to act quickly and decisively is crucial to success in this market," said Gordon Brooks, President and CEO of Breakaway Solutions. "Putnam's investment further validates our market leadership and business model, while affording the additional resources that will allow us to make those rapid moves."

ABOUT BREAKAWAY SOLUTIONS, INC.
Breakaway Solutions, Inc. (NASDAQ: BWAY - NEWS) is a Full Service Provider (FSP) of e-business solutions that allow growing enterprises to capitalize on the power of the Internet.

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Breakaway Solutions offers strategy, e-business implementation and application hosting solutions optimized for growing enterprise clients. Headquartered in Boston, Massachusetts, Breakaway Solutions has a network of regional offices and Internet Solutions Centers in major cities across the U.S. and in London, as well as 11 Application Hosting facilities in North America, Europe, Asia and Australia. Breakaway Solutions can be reached at 617-960-3400 or at HTTP://WWW.BREAKAWAY.COM.

Except for the historical information contained in this announcement, the matters discussed in this announcement are "forward-looking statements" (as that term is used in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including risks relating to the attractiveness of Breakaway's Full Service Provider model to its current and prospective customers, the adoption and acceptance of application hosting services by growing enterprises, personnel and customer retention, ability to realize benefits from acquisitions and strategic alliances, ability to raise additional capital, equity dilution, business change, product acceptance and customer demand, variation in quarterly results, competition, and growth management detailed from time-to-time in Breakaway Solutions, Inc.'s filings with the Securities and Exchange Commission. Breakaway Solutions, Inc. draws the reader's attention to the factors described in its Quarterly Report on Form 10-Q for the Period Ended March 31, 2000 under the heading "Factors That May Affect Future Results." Any such forward-looking statements speak only as of the date such statements are made, and the company undertakes no obligation to publicly release the results of any revision to these forward-looking statements or otherwise update or supplement this announcement or the risk factors contained in its filings with the Securities and Exchange Commission.



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